Exhibit 99.1

Contacts:

Investor Relations:
Angela White investorrelations@vistaprint.com
781-734-2480

Media Relations:
Manya Chait publicrelations@vistaprint.com
781-547-6319

VistaPrint Reports First Quarter of Fiscal Year 2007 Financial Results

•	Revenue grew to $50.0 million, increasing 73 percent year over year
•	GAAP net income increased 108 percent year over year
•	Acquired 603,000 new customers
•	64 percent of bookings came from existing customers

Hamilton, Bermuda, October 23, 2006 — VistaPrint Limited (Nasdaq:VPRT), the leading online supplier of high-quality graphic design services and customized printed products to small businesses and consumers, today announced its financial results for the first quarter of fiscal 2007, ended September 30, 2006.

Revenue for the quarter was $50.0 million, an increase of 73 percent when compared to revenue of $28.9 million in the same quarter of fiscal 2006, which ended September 30, 2005.

For the first quarter ended September 30, 2006, net income on a GAAP basis was $6.0 million, which is 12 percent of revenue, or $0.14 per share on a fully diluted basis. GAAP net income includes a $1.3 million charge related to share-based compensation.

During the same quarter of the prior year, which ended September 30, 2005, the Company achieved net income of $2.9 million, which was 10 percent of revenue.

On a non-GAAP basis, excluding expenses associated with share-based compensation, adjusted net income for the first quarter of fiscal 2007 was $7.3 million, which is 14.6 percent of revenue, and represents adjusted earnings per share of $0.16 on a fully diluted basis.

“During the quarter VistaPrint acquired a record number of new customers while simultaneously driving a record percentage of bookings from existing customers. Both metrics affirm the value we deliver to our customers, the success of our business model, and our growth prospects,” said Robert Keane, president and chief executive officer. “Our focus on investment, innovation, customer acquisition, retention and service continues to fuel our growth and yield strong returns. VistaPrint remains well positioned for growth thanks to the investments we are making today to build capabilities and demand.”

First quarter fiscal year 2007 highlights include the following:

Financial Metrics:

•	Revenue grew to $50.0 million, a 73 percent increase over revenue of $28.9 million reported a year ago.

•	The first quarter of fiscal 2007 was the Company’s 25th consecutive quarter of sequential revenue growth.

•	Gross Margins (revenue minus the cost of revenue) were 66.0 percent, compared to 60.9 percent a year ago.

•	Operating income was $6.2 million, or 12.4 percent of revenue, and reflected an 83 percent increase over the prior year’s level of $3.4 million or 11.7 percent of prior year’s first quarter revenue.

•	Non-GAAP net income, which excludes share-based compensation expense, was $7.3 million, or 14.6 percent of revenue, and represents a 151 percent increase over the prior year’s level of $2.9 million.

•	Non-GAAP fully diluted EPS, which excludes share-based compensation expenses, was $0.16, versus $0.04 a year ago.

•	The Company had $106 million in cash, cash equivalents and marketable securities as of September 30, 2006.

•	Capital expenditures in the quarter were $14.0 million.

•	During the quarter, the Company generated $10.4 million in cash from operations.

Operating Metrics:

•	Total number of customers served since the Company’s internet launch in May 2000 increased by 603,000 in the quarter and exceeds 7.8 million as of September 30th.

•	Repeat customers generated 64 percent of total quarterly bookings, compared to 60 percent in the first quarter of the prior year.

•	Average daily order volume in the quarter exceeded 16,000, up 60 percent from approximately 10,000 orders per day, on average in the prior year’s first quarter.

•	External marketing spending was $9.7 million or 19 percent of revenue.

•	Non-US revenue increased to 30 percent of total revenue, up from 27 percent in the prior year period.

•	Average Order Value including revenue from shipping was $31.30, compared to $30.87 in the same quarter in the prior year.

•	Web site sessions were 27 million, a 34 percent increase over 20 million in the first quarter of fiscal 2006.

•	Conversion rates were 5.6 percent in the first quarter of fiscal 2007, compared to 4.5 percent recorded during same quarter in the prior year.

Growth Investments & Innovation:

•	Capital expenditures in the first quarter of fiscal 2007 totaled $14.0 million. 65 percent, or about $9 million, was related to additional off-set and digital presses to meet current and anticipated future demand with the remaining 35 percent for expansion of facilities, IT infrastructure and equipment for new product initiatives and manufacturing automation.

•	Announced the selection of Barcelona as the location of a European marketing office.

•	Introduced new products including foil-accented business cards, envelopes, and photo desk calendars.

•	Launched the Company’s 17th web site, serving Norway.

•	Expanded free logo software tools to help customers design free customized logos on a greater variety of products than previously available.

“VistaPrint continues to deliver consistently strong financial results,” noted Chief Financial Officer Harpreet Grewal. “We plan to continue to invest to meet demand and to capitalize on our market opportunities, while focusing on continuing to deliver high revenue growth, solid profits, and solid earnings per share.”

Financial Guidance (as of October 23, 2006):

Revenue

•	For Q2 of fiscal year 2007, ending December 31, 2006, the Company expects revenue to range from $54 million to $55 million.

•	For the full fiscal year ending June 30, 2007, the Company expects revenue to range from $225 million to $230 million.

Gross Margins

•	For Q2 of fiscal year 2007, ending December 31, 2006, the Company expects gross margins to range from 65 percent to 66 percent.

•	For the full fiscal year ending June 30, 2007, the Company expects gross margins to range from 65 percent to 66 percent.

GAAP Fully-Diluted EPS

•	For Q2 of fiscal year 2007, ending December 31, 2006, the Company expects GAAP fully-diluted earnings per share to range from $0.12 to $0.13.

•	For the full fiscal year ending June 30, 2007, the Company expects GAAP fully-diluted earnings per share to range from $0.54 to $0.58.

Non-GAAP Fully-Diluted EPS

•	For Q2 of fiscal year 2007, ending December 31, 2006, the Company expects non-GAAP fully-diluted earnings per share, excluding share-based compensation, to range from $0.16 to $0.17.

•	For the full fiscal year ending June 30, 2007, the Company expects non-GAAP fully-diluted earnings per share, excluding share-based compensation, to range from $0.71 to $0.75.

Capital Expenditures

•	For Q2 of fiscal year 2007, ending December 31, 2006, the Company expects to make capital expenditures of $18 to $20 million.

•	For the full fiscal year ending June 30, 2007, the Company expects $50 to $55 million in capital expenditures. Of this amount, approximately 35 percent would be for off-set and digital printing capacity, 25 percent for facilities expansion and the remaining 40 percent for IT infrastructure and equipment for new product initiatives and manufacturing automation.

The foregoing guidance supersedes any guidance previously issued by the Company, and all such previous guidance should no longer be relied upon.

At approximately 4:15 p.m. (EST) on October 23, 2006 VistaPrint will post, on the investor relations section of www.vistaprint.com, a link to a 25 minute-long pre-recorded audio visual end-of-quarter presentation along with a downloadable transcript of the prepared remarks that accompany that presentation. At 5:30 p.m. (EST) there will be a web cast of a live Q&A session with VistaPrint management. Links to this Q&A session will also be posted on the investor relations section of the Company’s web site. A replay of the Q&A session will be available on the Company’s web site following the call.

About non-GAAP financial measures

To supplement VistaPrint’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP, VistaPrint uses the following measures defined as non-GAAP financial measures by the SEC: non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the table captioned “Reconciliations of non-GAAP financial measures” included at the end of this release.

VistaPrint’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses that may not be indicative of our core business operating results. VistaPrint believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing VistaPrint’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to VistaPrint’s historical performance and our competitors’ operating results. VistaPrint believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. Management uses these supplemental measures to evaluate performance period over period and to analyze the underlying trends in the Company’s business and to establish operational goals and forecasts that are used in allocating resources.

VistaPrint expects to compute its non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliation between these financial measures. The item excluded from the non-GAAP measurements is share-based compensation expense.

Share-based compensation expense

VistaPrint adopted SFAS 123(R), Share-Based Payments, on July 1, 2005 and began expensing the fair value of share option grants issued to employees and directors. Prior to that date, the Company had accounted for share option grants under the provisions of APB No. 25, Accounting for Stock Issued to Employees, and therefore had not recorded any compensation expense related to such grants. Management has excluded share-based compensation expense from the non-GAAP measurements for fiscal year 2006 and 2007 to facilitate comparison and analysis to historical performance and our competitors’ operating results.

Although management believes that these non-GAAP financial measures are helpful to understanding the Company’s financial performance, to gain a complete picture of all effects on the Company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP statement of income.

About VistaPrint

VistaPrint Limited (NASDAQ:VPRT) is the leading online supplier of high-quality graphic design services and customized printed products to small businesses and consumers. VistaPrint offers custom designed, full-color, low-cost printed products in small quantities. Over 7.8 million small businesses and consumers have already chosen VistaPrint for products ranging from business cards and brochures to invitations and thank you cards. Products are printed at our two state-of-the-art plants in North America and Europe that total over 120,000 square feet of production space. A global company, VistaPrint employs more than 700 people and operates 17 localized web sites serving over 120 countries around the world. A broad range of design options are available online at www.vistaprint.com. VistaPrint’s printed products are satisfaction guaranteed.

VistaPrint, the VistaPrint logo and VistaPrint.com are registered trademarks of VistaPrint. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.

This press release contains information about future expectations, plans and prospects of our management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the expected growth and development of our business including the financial guidance set forth under the heading “Financial Guidance (as of October 23, 2006)”, our operating performance, our margins, our market position, our reinvestment program, and our ability to successfully attract and retain customers. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, our ability to attract customers and to retain customers and to do so in a cost-effective manner, willingness of purchasers of graphic design services and printed products to shop online, failure of our investments, unexpected increases in our use of funds, failure to increase our revenue and keep our expenses consistent with revenue, failures of our web sites or network infrastructure, failure to maintain the prices we charge for our products and services, the inability of our manufacturing operations to meet customer demand, and other factors that are discussed in our Annual Report on Form 10-K for the year ended June 30, 2006 and other documents periodically filed with the SEC.

In addition, the statements in this press release represent our expectations and beliefs as of the date of this press release. We anticipate that subsequent events and developments may cause these expectations and beliefs to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Financial Tables to Follow

VistaPrint Limited

Consolidated Balance Sheets

	September 30, 2006	June 30, 2006
	(Unaudited)
	(In thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$60,006	$64,653
Marketable securities	46,034	43,474
Accounts receivable, net of allowances of $50 at September 30, 2006 and June 30, 2006	1,994	1,465
Inventory	1,182	1,407
Prepaid expenses and other current assets	2,550	3,564

Total current assets	111,766	114,563
Property, plant and equipment, net	62,286	50,311
Software and web site development costs, net	2,640	2,417
Patents	1,382	1,417
Deferred tax asset	391	435
Deposits, image licenses and other noncurrent assets	2,435	2,249

Total assets	$180,900	$171,392

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$4,794	$6,240
Accrued expenses	15,176	13,716
Deferred revenue	1,576	1,924
Current portion of long-term debt	2,941	2,482

Total current liabilities	24,487	24,362
Long-term debt	23,741	23,046
Shareholders' equity:
Common shares, par value $0.001 per share, 500,000,000 shares authorized at September 30, 2006 and June 30, 2006; 41,863,917 and 41,500,750 shares issued and outstanding at September 30, 2006 and June 30, 2006, respectively	42	42
Additional paid-in capital	149,018	146,354
Accumulated deficit	(17,029)	(23,077)
Accumulated other comprehensive income	641	665

Total shareholders' equity	132,672	123,984

Total liabilities and shareholders' equity	$180,900	$171,392

VistaPrint Limited

Consolidated Statements of Income

	Three Months Ended September 30,
	2006	2005
	(Unaudited)
	(in thousands, except share and per share data)
Revenue	$50,003	$28,898

Cost of revenue (1)	16,986	11,300
Technology and development expense (1)	5,518	2,976
Marketing and selling expense (1)	16,507	9,566
General and administrative expense (1)	4,778	1,661

Income from operations	6,214	3,395
Interest income	1,161	135
Other expense, net	(157)	(82)
Interest expense	462	226

Income from operations before income taxes	6,756	3,222
Income tax provision	708	321

Net income	$6,048	$2,901

Net income attributable to common shareholders:
Basic	$6,048	$557
Diluted	$6,048	$631

Basic net income per share	$0.15	$0.05

Diluted net income per share	$0.14	$0.04

Weighted average common shares outstanding—basic	41,682,158	11,760,948

Weighted average common shares outstanding—diluted	44,647,755	14,317,076

(1) Share-based compensation is allocated as follows:
	Three Months Ended September 30,
	2006	2005
	(in thousands)
Cost of revenue	$68	$—
Technology and development expense	413	5
Marketing and selling expense	273	3
General and administrative expense	514	5

	$1,268	$13

VistaPrint Limited

Reconciliations of Non-GAAP Financial Measures

	Three Months Ended September 30,
	2006	2005
	(Unaudited)
	(in thousands, except per share data)
Non-GAAP adjusted net income reconciliation:
Net income	$6,048	$2,901
Add back:
Share-based compensation expense	1,268	13

Non-GAAP adjusted net income	$7,316	$2,914

Non-GAAP adjusted net income per diluted share reconciliation:
Net income per diluted share	$0.14	$0.04
Add back:
Share-based compensation expense	0.02	0.00

Non-GAAP adjusted net income per diluted share	$0.16	$0.04

VistaPrint Limited

Consolidated Statements of Cash Flows

	Three Months Ended September 30,
	2006	2005
	(Unaudited)
	(in thousands)
Operating activities
Net income	$6,048	$2,901
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,618	1,813
Share-based compensation expense	1,268	13
Deferred taxes	45	158
Provision for doubtful accounts	—	(4)
Changes in operating assets and liabilities:
Accounts receivable	(531)	139
Inventory	223	(138)
Prepaid expenses and other assets	1,004	231
Accounts payable	(1,441)	(2,963)
Accrued expenses and other current liabilities	1,130	1,042

Net cash provided by operating activities	10,364	3,192

Investing activities
Purchases of property, plant and equipment, net	(14,037)	(3,325)
Purchases of marketable securities	(17,254)	—
Sales of marketable securities	14,545	—
Capitalization of software and website development costs	(787)	(414)

Net cash used in investing activities	(17,533)	(3,739)

Financing activities
Proceeds from long-term debt	1,630	1,084
Repayment of long-term debt	(458)	(136)
Payment of offering costs	—	(289)
Proceeds from issuance of common shares	1,396	360

Net cash provided by financing activities	2,568	1,019
Effect of exchange rate changes on cash	(46)	(18)

Net increase (decrease) in cash and cash equivalents	(4,647)	454
Cash and cash equivalents at beginning of period	64,653	26,402

Cash and cash equivalents at end of period	$60,006	$26,856

Supplemental Non-cash Financing Activities
Receivable from underwriter, net IPO proceeds	$—	$61,380
Reclassification of offering costs	$—	$1,356
Accretion of preferred shares	$—	$1,295